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                                                                     EXHIBIT 5.1

                      Posternak, Blankstein & Lund, L.L.P.
                                Attorneys at Law
                                ----------------
                            100 Charles River Plaza
                        Boston, Massachusetts 02114-2723




                                                December 15, 1997

UNICCO Service Company
UNICCO Finance Corp.
Four Copley Place
Boston, MA 02116

        RE:   REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

        This opinion is rendered to you in connection with the preparation of the registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by UNICCO Service Company, a Massachusetts business trust (the "Company") and UNICCO Finance Corp., a Delaware corporation ("U-Finance"), of up to $105,000,000 aggregate principal amount of their 9-7/8% Senior Subordinated Notes, Series B due 2007 (the "Notes") and the related guarantees of the Notes (the "Guarantees") by certain subsidiaries of the Company (the "Subsidiary Guarantors"). The Notes and the Guarantees will be issued under an indenture (the "Indenture") entered into among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee, in exchange for the Company's and U-Finance's 9-7/8% Senior Subordinated Notes due 2007 pursuant to the exchange offer set forth in the Registration Statement (the "Exchange Offer").

        We have acted as counsel to the Company and the Subsidiary Guarantors in connection with the preparation of the Registration Statement and the proposed issuance and sale of the Notes. For purposes of this opinion we have reviewed the Company's Declaration of Trust and By-laws and the charter documents and By-laws of U-Finance and each of the Subsidiary Guarantors, each as amended to date. We have also examined such records of corporate proceedings of the Company, U-Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary to enable us to render this opinion.




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POSTERNAK, BLANKSTEIN & LUND, L.L.P.

UNICCO Service Company
UNICCO Finance Corp.
December 15, 1997
Page 2

        In rendering this opinion, we have assumed that (i) the Board of Directors of each of the Subsidiary Guarantors has determined that the Guarantees are necessary or convenient to the conduct, promotion or attainment of the business of the Subsidiary Guarantors, and (ii) at the time the Subsidiary Guarantors incur the Guarantees, none of the Subsidiary Guarantors
(a)(1) will be insolvent or rendered insolvent by reason of such incurrence,
(2) will be engaged in a business or transaction for which the assets remaining with any such Subsidiary Guarantor constitute unreasonably small capital or
(3) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature, and (b) will receive less than reasonably equivalent value or fair consideration.

        We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Notes and the Guarantees have been duly authorized for issuance by all necessary corporate action on the part of the Company, U-Finance and the Subsidiary Guarantors and, upon execution and authentication of the Notes as provided in the Indenture and issuance of the Notes in accordance with the terms of the Exchange Offer (subject to the effectiveness of the Registration Statement), the Notes will be the legal, valid and binding obligations of the Company and U-Finance and the Guarantees will be the legal, valid and binding obligations of the Subsidiary Guarantors, in each case entitled to the benefits of the Indenture, except that (i) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors' rights generally and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.


                                        Very truly yours,

                                        POSTERNAK, BLANKSTEIN & LUND, L.L.P.



                                        By: /s/ Noel G. Posternak, P.C.
                                            ------------------------------------
                                            A partner thereof